Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Barnes & Noble, Inc.

New York, New York

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-3 (No. 333-23855, No. 333-69731, No. 333-62210, No. 33-84826 and No. 33-89258) and Form S-8 (No. 333-27033, No. 33-89260, No. 333-90538, No. 333-116382, No. 333-59111 and No. 333-160560) of Barnes & Noble, Inc. of our report dated December 9, 2009, relating to the consolidated financial statements of Barnes & Noble College Booksellers, Inc. which appears in this Current Report on Form 8-K/A.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, NY

December 9, 2009